                                     Exhibit 1.1

                            Form of Underwriting Agreement








                               U. S. LABORATORIES INC.
                               (A DELAWARE CORPORATION)

                                   1,100,000 UNITS



                         1,100,000 SHARES OF COMMON STOCK AND
           REDEEMABLE WARRANTS TO PURCHASE 1,100,000 SHARES OF COMMON STOCK



                                UNDERWRITING AGREEMENT



                            DATED: JANUARY         , 1999

                                  TABLE OF CONTENTS

                                                                            PAGE
SECTION 1.  Representations and Warranties . . . . . . . . . . . . . . . . .  2
            (a)        REPRESENTATIONS AND WARRANTIES BY THE COMPANY . . . .  2
                    (i)       Compliance with Registration Requirements. . .  3
                    (ii)      Independent Accountants. . . . . . . . . . .    3
                    (iii)     Financial Statements . . . . . . . . . . . .    3
                    (iv)      No Material Adverse Change In Business . . . .  4
                    (v)       Good Standing of the Company . . . . . . . . .  4
                    (vi)      Good Standing of Subsidiaries. . . . . . . . .  4
                    (vii)     Capitalization . . . . . . . . . . . . . . . .  4
                    (viii)    Authorization and Description of Securities.    5
                    (ix)      Absence of Defaults and Conflicts. . . . . . .  5
                    (x)       Absence of Labor Dispute . . . . . . . . . . .  6
                    (xi)      Absence of Proceedings . . . . . . . . . . . .  6
                    (xii)     Absence of Contingent Liabilities. . . . . . .  6
                    (xiii)    Absence of Transactions. . . . . . . . . . . .  6
                    (xiv)     Accuracy of Exhibits . . . . . . . . . . . . .  6
                    (xv)      Possession of Intellectual Property. . . . . .  7
                    (xvi)     Absence of Further Requirements. . . . . . . .  7
                    (xvii)    Possession of Licenses and Permits . . . . . .  7
                    (xviii)   Authorization of Agreement . . . . . . . . . .  8
                    (xix)     Compliance With Applicable Laws. . . . . . . .  8
                    (xx)      Title to Property. . . . . . . . . . . . . .    8
                    (xxi)     Registration Rights. . . . . . . . . . . . . .  9
                    (xxii)    Warrants, Options and Other Rights . . . . . .  9
                    (xxiii)   Investment Company Act . . . . . . . . . . . .  9
                    (xxiv)    Environmental Laws . . . . . . . . . . . . . .  9
                    (xxv)     Tax Matters. . . . . . . . . . . . . . . . . .  9
                    (xxvi)    Insurance. . . . . . . . . . . . . . . . . . . 10
                    (xxvii)   Accounting Controls. . . . . . . . . . . . . . 10
                    (xxviii)  Fees . . . . . . . . . . . . . . . . . . . . . 10
                    (xxix)    Lock-Up Agreements . . . . . . . . . . . . . . 10
                    (xxx)     Use of Prospectus. . . . . . . . . . . . . . . 10
                    (xxxi)    Compliance With Cuba Act . . . . . . . . . . . 11
                    (xxxii)   Stock Split. . . . . . . . . . . . . . . . . . 11
                    (xxxiii)  Affiliate Relationships. . . . . . . . . . . . 11
                    (xxxiv)   Prior Securities Offerings . . . . . . . . . . 11
                    (xxxv)    Corporate Records. . . . . . . . . . . . . . . 11
                    (xxxvi)   NASD Affiliations. . . . . . . . . . . . . . . 11
                    (xxxvii)  ERISA. . . . . . . . . . . . . . . . . . . . . 11

            (b)     OFFICER'S CERTIFICATES . . . . . . . . . . . . . . . . . 12


SECTION 2.  Sale and Delivery to Underwriters; Closing . . . . . . . . . . . 12
            (a)     INITIAL SECURITIES . . . . . . . . . . . . . . . . . . . 12
            (b)     OPTION SECURITIES. . . . . . . . . . . . . . . . . . . . 12
            (c)     PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . 12
            (d)     DENOMINATIONS; REGISTRATION. . . . . . . . . . . . . . . 13
            (5)     Underwriters Warrant . . . . . . . . . . . . . . . . . . 13

SECTION 3.  Covenants of the Company . . . . . . . . . . . . . . . . . . . . 13
            (a)     COMPLIANCE WITH SECURITIES REGULATIONS AND
                    COMMISSION REQUESTS. . . . . . . . . . . . . . . . . . . 13
            (2)     FILING OF AMENDMENTS . . . . . . . . . . . . . . . . . . 14
            (c)     DELIVERY OF REGISTRATION STATEMENTS. . . . . . . . . . . 14
            (d)     DELIVERY of PROSPECTUSES . . . . . . . . . . . . . . . . 14
            (e)     CONTINUED COMPLIANCE WITH SECURITIES LAWS. . . . . . . . 14
            (6)     Blue Sky Qualifications. . . . . . . . . . . . . . . . . 15
            (g)     RULE 158 . . . . . . . . . . . . . . . . . . . . . . . . 15
            (h)     USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . 15
            (i)     LISTING. . . . . . . . . . . . . . . . . . . . . . . . . 15
            (j)     RESTRICTION ON SALE OF SECURITIES. . . . . . . . . . . . 15
            (k)     REPORTING REQUIREMENTS . . . . . . . . . . . . . . . . . 16
            (1)     COMPLIANCE WITH RULE 463 . . . . . . . . . . . . . . . . 16
            (m)     REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . 16
            (n)     REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . 16
            (o)     KEY MAN INSURANCE. . . . . . . . . . . . . . . . . . . . 16
            (p)     BOARD MEETINGS . . . . . . . . . . . . . . . . . . . . . 16
            (q)     MERGER & ACQUISITION ADVISORS. . . . . . . . . . . . . . 17
            (18)    Stabilization. . . . . . . . . . . . . . . . . . . . . . 17
            (19)    Securities Positions . . . . . . . . . . . . . . . . . . 17
            (20)    Form 8-A . . . . . . . . . . . . . . . . . . . . . . . . 17
            (21)    Employment Agreements. . . . . . . . . . . . . . . . . . 17
            (22)    Press Releases . . . . . . . . . . . . . . . . . . . . . 17
            (w)     ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . . . . 17
            (x)     PUBLIC RELATIONS . . . . . . . . . . . . . . . . . . . . 17

SECTION 4.  Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . 18
            (1)     Expenses . . . . . . . . . . . . . . . . . . . . . . . . 18
            (2)     Termination of Agreement . . . . . . . . . . . . . . . . 18

SECTION 5.  Conditions of Underwriters' Obligations. . . . . . . . . . . . . 18
            (a)     EFFECTIVENESS OF REGISTRATION STATEMENT. . . . . . . . . 18
            (b)     OPINION OF COUNSEL FOR COMPANY . . . . . . . . . . . . . 19
            (c)     OFFICER'S CERTIFICATE. . . . . . . . . . . . . . . . . . 19

            (d)     ACCOUNTANT'S COMFORT LETTER. . . . . . . . . . . . . . . 19
            (e)     BRING-DOWN COMFORT LETTER. . . . . . . . . . . . . . . . 19
            (f)     APPROVAL OF LISTING. . . . . . . . . . . . . . . . . . . 20
            (g)     NO OBJECTION . . . . . . . . . . . . . . . . . . . . . . 20
            (h)     LOCK-UP AGREEMENTS . . . . . . . . . . . . . . . . . . . 20
            (i)     ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . 20
            (j)     CONDITIONS TO PURCHASE OF OPTION SECURITIES. . . . . . . 20
                    (i)       Officer's Certificate. . . . . . . . . . . . . 20
                    (ii)      Opinion of Counsel for Company . . . . . . . . 20
                    (iii)     Bring-Down Comfort Letter. . . . . . . . . . . 20
            (k)     TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . 20

SECTION 6.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 21
            (a)     INDEMNIFICATION OF UNDERWRITERS. . . . . . . . . . . . . 21
            (b)     INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS . . . 21
            (c)     ACTIONS AGAINST PARTIES; NOTIFICATION. . . . . . . . . . 22
            (d)     SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE . . . 22

SECTION 7.  Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery . 24

SECTION 9.  Termination of Agreement . . . . . . . . . . . . . . . . . . . . 24
            (a)     TERMINATION; GENERAL . . . . . . . . . . . . . . . . . . 24
            (b)     LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 10.  Default by One or More of the Underwriters. . . . . . . . . . . 24

SECTION 11.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 12.  Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 13.  Governing Law and Time. . . . . . . . . . . . . . . . . . . . . 25

SECTION 14.  Effect of Headings. . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 15.  Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . 26

SECTION 16.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 17.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 26

                                   1,100,000 Units

                               U. S. LABORATORIES INC.
                               (a Delaware corporation)

                         1,100,000 Shares of Common Stock and
           Redeemable Warrants to Purchase 1,100,000 Shares of Common Stock

                                UNDERWRITING AGREEMENT


                                                           January        , 1999
CARDINAL CAPITAL MANAGEMENT, INC.
JANDA & GARRINGTON LLC
FAS WEALTH MANAGEMENT SERVICES, INC.
    as Representatives of the several Underwriters
c/o  Cardinal Capital Management, Inc.
     800 Douglas Road, Suite 340
     Coral Gables, Florida 33134

Dear Sirs:

     U. S. Laboratories Inc., a Delaware corporation (the "Company"), confirms its agreement with Cardinal Capital Management, Inc. ("Cardinal"), Janda & Garrington LLC ("Janda"), FAS Wealth Management Services, Inc. ("FAS") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Cardinal, Janda and FAS are acting as representatives (in such capacity, Cardinal, FAS and Janda shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Units ("Units") consisting of one share of Common Stock, par value $.01 per share, of the Company ("Common Stock") and one redeemable warrant to purchase one share of Common Stock ("Warrants") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 165,000 additional Units to cover over-allotments, if any. The aforesaid 1,100,000 Units (the
"Initial Securities") to be purchased by the Underwriters and all or any part of the 165,000 Units subject to the option described in Section 2(b) hereof
(the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company also proposes to issue and sell to the Underwriters a warrant (the "Underwriters Warrant") pursuant to the Underwriters Warrant Agreement between the Company and Cardinal (the "Underwriters Warrant Agreement") for the purchase of 110,000 additional Units (the "Underwriters Units").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. 333-66173) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Inforination and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated ______________________, 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (as hereinafter defined) (and, if any Option Securities are purchased, at the Date of Delivery (as hereinafter defined)), the Registration Statement, the Rule 462(b) Realstration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading._ If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Cardinal expressly for use in the Registration Statement or Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. No other financial statements or notes thereto are required to be included in the Registration Statement. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the eamings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing, as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its oblications under this Agreement and the Underwriters Warrant Agreement.

          (vi) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or by-laws of any subsidiaries or under any agreement to which the Company or any subsidiary is a party. The only active subsidiaries of the Company are Professional Engineering & Inspection Company, Inc., a Florida corporation ("PEICO"), U. S. Engineering Laboratories, Inc., a Delaware corporation ("USEL") San Diego Testing Engineers, Inc., a Delaware corporation ("TESD") and Los Angeles Testing Engineers, Inc., a

Delaware corporation ("LATE"). Except for the shares of capital stock of PEICO, USEL, TESD and LATE owned by the Company, neither the Company, PEICO, USEL, TESD, nor LATE owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in by the Prospectus.

          (vii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities, the Underwriters Warrants and the Underwriters Units to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities, the Underwriters Warrant and the Underwriters Units conform to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; no holder of the Securities, the Underwriters Warrant and the Underwriters Units will be subject to personal liability reason of being such a holder; and the issuance and sale of the Securities, the Underwriters Warrants and the Underwriters Units by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (ix) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, and which violation or default, singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), as are applicable to the Company have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as def-ined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiaries of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject and which breach or default singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiaries of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties and which violation, singly or in the aggregate, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiaries of the Company.

          (x) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

          (xi) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the

Company and its subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xii) ABSENCE OF CONTINGENT LIABILITIES. Except as set forth in the Registration Statement, the Company does not have any material contingent liabilities.

          (xiii) ABSENCE OF TRANSACTIONS. Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, in any material amount; (ii) entered into any transaction other than in the ordinary course of business; (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock; (iv) made any changes in capital stock, material changes in debt (long or short term) or liabilities other than in the ordinary course of business; (v) made any material changes in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company; or (vi) entered into any agreement, or commenced any negotiations or discussions, relating to any business acquisition or combination.

          (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed as required. All executed agreements or copies of executed agreements (whether electronically scanned or otherwise) filed as exhibits to the Registration Statement to which the Company is a party or by which the Company may be bound or to which any of its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute legally valid and binding agreements of the Company, enforceable against it in accordance with their respective terms, except to the extent that there is no material adverse effect upon the Company.

          (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them as described in the Prospectus, except where lack thereof would not result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the eamings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all the patent and proprietary rights material to its operations.

          (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation by it of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Govemmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise;
and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xviii)   AUTHORIZATION OF AGREEMENTS.  The Company has full legal
right, power and authority to enter into this Agreement and the Underwriters Warrant Agreement and to consummate the transactions provided for in such agreements; and this Agreement and the Underwriters Warrant Agreement have each been duly authorized, executed and delivered by the Company. Each of this Agreement and the Underwriters Warrant Agreement constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). Neither the Company's execution nor delivery of this Agreement or the Underwriters Warrant Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, nor the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of: (i) the Certificate of Incorporation or Bylaws of the Company; (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets (tangible or intangible) is or may be subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

          (xix) COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in the Prospectus, the Company and its subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the violation of which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xx) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all properties (real and personal) owned by the Company and its subsidiaries, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all properties held under lease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases.

          (xxi) REGISTRATION RIGHTS. Except as set forth in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxii) WARRANTS, OPTIONS AND OTHER RIGHTS. Except as disclosed in the Prospectus, there are no outstanding options, warrants, or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its subsidiaries.

          (xxiii)   INVESTMENT COMPANY ACT.  The Company is not, and upon the
issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiv) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, individually or in the aggregate, result in a material adverse effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution. use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxv) TAX MATTERS. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1 (a)(iii) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxvi) INSURANCE. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxvii)   ACCOUNTING CONTROLS.  The Company and its subsidiaries
maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which: (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign); (b) if not given in he past, might have had a materially adverse effect on the assets, business or operations or prospects of the Company, and (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls are sufficient to ensure the Company's compliance with the Foreign Corrupt Practices Act of 1978, as amended.

          (xxviii) FEES. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

          (xxix) LOCK-UP AGREEMENTS. The Company has obtained and delivered to the Representatives the duly executed, legally binding and enforceable agreements of the persons and entities named in Schedule B annexed hereto to the effect that each such person will not, for a period of eighteen months from the date hereof and except as otherwise provided therein, without the prior written consent of the Representatives, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable for Common Stock owned by such person or entity or with respect to which such person has the power of disposition.

          (xxx) USE OF PROSPECTUS. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives. The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units.

          (xxxi) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
517.075 of the Florida Statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxxii) STOCK SPLIT. Each of the Company's 20,324 -for-one Common Stock stock split and one-for-0.8413 Common Stock reverse stock split has been duly and validly authorized by all necessary corporate and shareholder action.

          (xxxiii)   AFFILIATE RELATIONSHIPS.  Except as set forth in the
Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the 1933 Act Regulations) of any such person or entity or the Company, has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, except with respect to the beneficial ownership of not more than 1% of the outstanding shares of capital stock of any publicly-held entity; or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions, "there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, or principal stockholder of the Company, or any affiliate or associate of any such person or entity.

          (xxxiv)   PRIOR SECURITIES OFFERINGS.  No securities of the Company
have been sold by the Company since its inception, except as disclosed in Part II of the Registration Statement.

          (xxxv) CORPORATE RECORDS. The minute books of the Company have been made available to the Underwriters' counsel and contain a complete summary of all meetings and actions of the Board of Directors and stockholders of the Company and its subsidiaries since inception.

          (xxxvi)   NASD AFFILIATIONS.  Except as disclosed in writing to the
Underwriters, no officer, or director or, to the Company's knowledge, stockholder of the Company has any affiliation or association with any members of the NASD.

          (xxxvii) ERISA. Except as disclosed in the Prospectus, the Company does not presently maintain, sponsor or contribute to, and never has maintained, sponsored or contributed to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan," as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as disclosed in the Prospectus, the Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $5.40 per Unit, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 165,000 Units at a purchase price of $5.40 per Unit, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as hereinafter defined). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cardinal, 800 Douglas Road, Suite 340, Coral Gables, Florida 33134, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Cardinal, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Cardinal, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in Coral Gables, Florida not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (e) UNDERWRITERS WARRANTS. At the Closing Time, the Company shall issue and sell to the Underwriters the Underwriters Warrants at a purchase price of $1,100, which Underwriters Warrants shall entitle the holders thereof to purchase 110,000 Underwriters Units. The Underwriters Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at an initial exercise price equal to one hundred twenty percent (120%) of the initial public offering price of the Units. Underwriters Units underlying the Underwriters Warrants shall be identical to the Securities, except that the warrants comprising a portion of such Underwriters Units shall not be subject to redemption. The Underwriters Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as an Exhibit to the Registration Statement. Payment for the Underwriters Warrants shall be made at the Closing Time. The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock and Warrants for issuance upon exercise of the Underwriters Warrants.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendments or supplements as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendments or supplements as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds." No portion of the net proceeds will be used directly or indirectly to acquire any securities issued by the Company.

     (i) LISTING. For a period of five (5) years from the effective date of the Registration Statement, the Company will use its best efforts at its cost and expense to effect and maintain the quotation of the Securities and the Underwriters Units on the Nasdaq SmallCap Market and will file with the Nasdaq SmallCap Market all documents and notices required by the Nasdaq SmallCap Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq SmallCap Market.

     (j) RESTRICTION ON SALE OF SECURITIES. During a period of eighteen months from the date of the Prospectus, the Company will not, without the prior written consent of Cardinal, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities, the Underwriters Warrants and Underwriters Units to be sold hereunder and (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus.

     (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (1) COMPLIANCE WITH RULE 463. The Company will report the use of proceeds from the sale of the Securities as required pursuant to Rule 463 of the 1933 Act Regulations.

     (m) REGISTRATION RIGHTS. The Company shall provide the Underwriters with the registration rights with respect to the Underwriters Units set forth in the Underwriters Warrant Agreement, including, without limitation, at the Company's sole cost and expense, accomplishing on demand one registration of the securities underlying the Underwriters Warrant for resale, at such time during the period between the first and fifth anniversaries of the effective date of the Registration Statement as the Underwriters shall so request in writing. The Company shall not enter into any agreement or take any steps which would substantially impair the registration rights of holders of the Underwriters Warrant or the underlying securities.

     (n) REPORTS. For a period of five (5) years from the effective date of the Registration Statement, the Company shall furnish the Underwriters the following:

          (i) as soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, two copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission; the NASD or any securities exchange;

          (ii) as soon as practicable, two copies of every press release which is released by the Company;

          (iii) such additional publicly available documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as the Underwriters may from time to time reasonably request; and

          (iv) a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 received or filed by the Company from time to time.

     (o) KEY MAN INSURANCE. For a period of five (5) years from the effective date of the Registration Statement, the Company shall purchase and maintain in effect key man life insurance on Dickerson Wright in an amount of at least $3,650,000.

     (p) BOARD MEETINGS. For a period of five years from the effective date of the Registration Statement, the Company shall promptly notify Cardinal of all meetings of the Board of Directors or shareholders of the Company and Cardinal shall have the right to have an observer at any such meetings.
     (q) MERGER AND ACQUISITION ADVISORS. For a period of two years from the effective date of the Registration Statement, the Company has appointed Cardinal and Janda as non-exclusive advisors to the Company for the purpose of identifying and developing future merger and acquisition agreements on behalf of the Company (compensation for such services to be based on the "Lehman Formula" for the indicated value of the transaction) and has entered into a financial consulting agreement to that effect (the "Financial Consulting Agreement").

     (r) STABILIZATION. Neither the Company, nor its officers or directors, nor affiliates of any of them (within the meaning of the 1933 Act Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

     (s) SECURITIES POSITIONS. For a period of five (5) years from the effective date of the Registration Statement upon the Underwriters request, the Company shall furnish to the Underwriters at the Company's sole expense, (i) daily consolidated transfer sheets relating to the Securities; (ii) a list of holders of Securities; (iii) a list of, if any, the securities positions of participants in the Depository Trust Company.

     (t) FORM 8-A. As soon as practicable, but in no event later than five (5) business days after the effective date of the Registration Statement, the Company shall file a Form 8-A with the Commission providing for the registration under the 1934 Act of the Securities and the Underwriters Units.

     (u) EMPLOYMENT AGREEMENTS. For a period of five (5) years from the effective date of the Registration Statement the Company shall not amend or alter any term of any written employment agreement between the Company and any executive officer, during the term of such written employment agreement, in a manner more favorable to such employee, without the express written consent of the Underwriters.

     (v) PRESS RELEASES. Until the completion of the distribution of the Securities, the Company shall not without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

     (w) ACCOUNTANTS. For a period of five (5) years from the effective date of the Registration Statement, the Company shall retain an independent public accounting firm acceptable to Cardinal.

     (x) PUBLIC RELATIONS. As soon as practicable, but in no event later than 60 business days after the date hereof, and for a period of five (5) years from the effective date of the Registration Statement, the Company shall retain a financial public relations firm acceptable to Cardinal.

     SECTION 4.     PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing, and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Selected Dealer Agreements, Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any capital duties, stamp duties and stock or other transfer taxes payable upon the sale of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) advertising costs and expenses, including but not limited to costs and expenses in connection with one information meeting held in New York, New York, and such bound volumes and prospectus memorabilia as the Representatives may request;
(ix) the fees and expenses of any transfer agent or registrar for the Securities and (x) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq SmallCap Market.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 4, it will pay to the Underwriters a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Securities, $50,000 of which has been paid to date to the Underwriters. The Company will pay the remaining portion of the non-accountable expense allowance at the Closing Time by certified or bank cashier's check or, at the election of the Underwriters, by deduction from the proceeds of the offering contemplated herein.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the several Underwriters; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated, threatened or, to the knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing, in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

     (b) OPINION OF COUNSEL FOR COMPANY. At the Closing Time the Representatives shall have received the opinion, dated as of the Closing Time, of Foley & Lardner, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) OFFICER'S CERTIFICATE. At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice

President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c) the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

     (d) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Singer Lewak Greenbaum & Goldstein LLP a letter dated such date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letter" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the prospectus.

     (e) BRING-DOWN COMFORT LETTER. At the Closing Time the Representatives shall have received from Singer Lewak Greenbaum & Goldstein LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

     (f)  APPROVAL OF LISTING.     At the Closing Time the Securities shall have
been approved for inclusion in the Nasdaq SmallCap Market, subject only to official notice of issuance.

     (g) NO OBJECTION. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (h) LOCK-UP AGREEMENTS. At the time of the execution of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by each of the persons named in Schedule B hereto.

     (i) ADDITIONAL DOCUMENTS. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfilledment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (j) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) OFFICER'S CERTIFICATE. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) OPINION OF COUNSEL FOR COMPANY. The opinion of Foley & Lardner, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iii) BRING-DOWN COMFORT LETTER. A letter from Singer Lewak Greenbaum & Goldstein LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than four days prior to such Date of Delivery.

     (k) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.     INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus, including the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to the third sentence of Section 6(c) hereof, the fees and disbursements of counsel chosen by Cardinal), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration

Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this Agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.     CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue of alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning, of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.     TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in the Common Stock has been suspended or limited by the Commission or Nasdaq, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in Nasdaq has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or Florida authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Cardinal Capital Management, Inc. 800 Douglas Road, Suite 340 Coral Gables, Florida 33134, attention of Hershel F. Smith, Jr., President and Chief Executive Officer; notices to the Company shall be directed to it at 7895 Convoy Court, Suite 18, San Diego, California, 92111, attention of Dickerson Wright, President and Chief Executive Officer.

     SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES. SPECIFIED TIMES OF DAY REFER TO CORAL GABLES, FLORIDA TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of
Contents are for convenience only and shall not affect the construction thereof.

     SECTION 15. WAIVER AND AMENDMENT. No change, amendment or supplement to, or waiver of, this Agreement or any term, provision or condition herein, shall be valid or of any effect unless in writing and signed by the party against whom such is asserted. The waiver by any party hereto of the breach of any provision of this Agreement by another party hereto shall not operate or be construed as a waiver of any subsequent breach.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     SECTION 17. ENTIRE AGREEMENT. This Agreement contains the entire understanding by and among the parties hereto and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    U. S. LABORATORIES INC.


                                    --------------------------------------------
                                    By: Dickerson Wright
                                    Title: President and Chief Executive Officer


CONFIRMED AND ACCEPTED,
     as of the date first above written:



CARDINAL CAPITAL MANAGEMENT, INC.
JANDA & GARRINGTON LLC
FAS WEALTH MANAGEMENT SERVICES, INC.



By: CARDINAL CAPITAL MANAGEMENT, INC.



--------------------------------------------
By: Hershel F, Smith, Jr.
Title: President and Chief Executive Officer


For themselves and as representatives of the several Underwriters named in
Schedule A hereto.

                                      SCHEDULE A

                                                                Number of
                                                                 Initial
 Name of Underwriter                                            Securities
 -------------------                                           -------------
Cardinal Capital Management, Inc.. . . . . . . . . . . . . .   _____________
FAS Wealth Management Services, Inc. . . . . . . . . . . . .   _____________
Janda & Garrington LLC . . . . . . . . . . . . . . . . . . .   _____________
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .   _____________

                                      SCHEDULE B

          LIST OF PERSONS SUBJECT TO SECTION l(a)(xxvii) OF THE UNDERWRITING
            AGREEMENT WHO ARE REQUIRED TO DELIVER A LETTER SUBSTANTIALLY IN
                 THE FORM OF EXHIBIT B TO THE UNDERWRITING AGREEMENT

                                                                      Exhibit A
                              FORM OF COMPANY'S COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(b)

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Underwriting Agreement, the Underwriters Warrant Agreement and the Financial Consulting Agreement.

     3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "As Adjusted" under the caption "Capitalization"; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and fully paid and non-assessable; and none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any security holder of the Company arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company is a party.

     5. The Securities, the Underwriters Warrants and the Underwriters Units have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The Common Stock and the Warrants conform to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same.

     6. The Underwriters Units and underlying securities to be issued upon the exercise of the Underwriters Warrants have been duly reserved and, when issued and paid for, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The Underwriters Warrants have been duly authorized and constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number of shares of Common Stock and warrants to purchase Common Stock called for thereby. The Underwriters Warrants and the Underwriters Units conform to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same.

     7. The issuance of the Securities, the Underwriters Warrants and the Underwriters Units is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best of their knowledge and information, otherwise.

     8. Each of the Company's 20,324-for-one Common Stock stock split and one-for 0.8413 Common Stock reverse stock split has been duly and validly authorized by all necessary corporate and shareholder action.

     9. Each of the Company's subsidiaries has been duly incorporated and is validly existing in good standing under the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and each of the Company's subsidiaries is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the respective issued and outstanding capital stock of each of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge, is owned by the Company, directly or through a subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares was issued in violation of the preemptive rights of any shareholder. To the best of their knowledge, the Company does not have any subsidiaries other than PEICO, USEL, TESD and LATE. To the best of their knowledge, except for the shares of capital stock of PEICO, USEL, TESD and LATE owned by the Company, neither the Company, PEICO, USEL, TESD nor LATE owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity except as described in the Prospectus.

     10. Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options and warrants relating to the Company's Common Stock have been duly authorized and validly issued and the descriptions thereof contained in the Prospectus is accurate in all material respects.

     11. The execution, delivery and performance of each of the Underwriting Agreement, the Underwriters Warrant Agreement and the Financial Consulting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and will not result in any violation by any of the terms or provisions of the Company's certificate of incorporation or bylaws. Each of the Underwriting Agreement, the Underwriters Warrant Agreement and the Financial Consulting Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     12. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of their knowledge, no Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     13. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issued dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     14. If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective.

     15. The form of certificate used to evidence the Common Stock and Warrants comply in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq SmallCap Market.

     16. There is not pending or, to the best of such counsel's knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Underwriting Agreement or the performance by the Company of its obligations hereunder or any of the other transactions contemplated by the Registration Statement; and all pending, legal or governmental proceedings to which the Company or any of its subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     17. The information in the Prospectus under the captions "Prospectus Summary," "Risk Factors," "Business," "Description of Securities," and "Shares Eligible for Future Sale," and in the Registration Statement under items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; to the best of such counsel's knowledge, there are no statutes or regulations, and no legal or governmental actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries that are required to be described in the Prospectus that are not described as required.

     18. To be best of such counsel's knowledge, there is no matter which would render any of the representations in Section 1 of the Underwriting Agreement incorrect.

     19. Such counsel is familiar with all contracts or other documents referred to in the Registration Statement and the Prospectus. All descriptions in the Registration Statement and the Prospectus of such contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     20. To the best of such counsel's knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     21. No filing with, or authorization, approval, consent or order of any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is required in connection with the due authorization, execution and delivery by the Company of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities; and the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would, in any such case or in the aggregate, be material to the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

     22. To the best of such counsel's knowledge, except as disclosed in the Registration Statement there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     23. The Company is not, and (assuming application by the Company of the net proceeds of the sale of the Units in the manner described in the Prospectus) will not become, as a result of the consummation of the transactions contemplated by the Registration Statement, required to register as an investment company under the Investment Company Act of 1940, as amended.

     24. Nothing has come to such counsel's attention that would lead them to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials, which certificates shall be attached to such opinion. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law
(1991).

                                                                       Exhibit B


                                   January __, 1999


CARDINAL CAPITAL MANAGEMENT, INC.
FAS WEALTH MANAGEMENT SERVICES, INC.
JANDA & GARRINGTON LLC
     as Representatives of the several Underwriters
c/o  Cardinal Capital Management, Inc.
     800 Douglas Road, Suite 340
     Coral Gables, Florida 33134

     Re:      PROPOSED PUBLIC OFFERING BY U.S. LABORATORIES INC.

Dear Sirs:

     The undersigned, an officer and/or director of U.S. Laboratories Inc., a Delaware corporation (the "Company"), understands that Cardinal Capital Management, Inc., Janda & Garrington LLC, and FAS Wealth Management Services, Inc., acting as representatives (the "Representatives") of the Underwriters, propose to enter into a Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of Units consisting of one share of the Company's common stock, par value $.01 per share (the "Common Stock") and one warrant to purchase one share of Common Stock. In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of eighteen months from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                        Very truly yours,


                                        Signature:
                                                  ------------------------------
                                        Print Name:
                                                   -----------------------------